Consent of Independent Accountants



We hereby consent to the use in the Statement of Additional
Information constituting part of this Post-Effective
Amendment No. 34 to the registration statement on Form N-1A
(the "Registration Statement") of our report dated October
7, 1998, relating to the financial statements and financial highlights of Alliance Short-Term U.S. Government Fund (the
"Fund"), which appears in such Statement of Additional
Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Prospectus") which constitutes part of this Registration Statement. We also consent to the references to us under the headings
"Shareholder Services - Statement and Reports" and "General
Information - Independent Accountants" in such Statement of
Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus.


Pricewaterhouse Coopers LLP



1177 Avenue of the Americas
New York, New York
February 22, 1999






















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